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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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INTRADO INC.

(Name of Registrant as Specified In Its Charter)
Committee for Concerned Intrado Shareholders

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On November 29, 2005, the Shamrock Group (as defined herein) and the Spencer Capital Group (as defined herein) filed with the Securities and Exchange Commission amendments to their respective Schedule 13D filings with respect to Intrado Inc., a Delaware corporation (the “Company”), to disclose the intent of the Shamrock Group and the Spencer Capital Group to propose the following nominees for election at the 2006 Annual Shareholder Meeting of the Company: Stanley P. Gold, Michael J. McConnell, and Dr. Kenneth H. Shubin Stein. The foregoing description of the Shamrock Group’s and the Spencer Capital Group’s respective amendments to their Schedule 13D filings is qualified in its entirety by the complete text of such amendments, which are attached hereto as Exhibit 1 and Exhibit 2 respectively, and are incorporated herein by reference.
     “Shamrock Group” means: Shamrock Activist Value Fund, L.P., Shamrock Activist Value Fund II, L.P., Shamrock Activist Value Fund GP, L.L.C. and Shamrock Partners Activist Value Fund, L.L.C.
     “Spencer Capital Group” means: Dr. Kenneth H. Shubin Stein, Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Spencer Capital Opportunity Fund, LP, Spencer Capital Offshore Opportunity Fund Ltd., Spencer Capital Offshore Partners, LLC and Columbia Avenue Capital LLC.
     ***

Exhibits
Exhibit 1 —	Amendment No. 7 to Schedule 13D of the Shamrock Group

Exhibit 2 —	Amendment No. 4 to Schedule 13D of the Spencer Capital Group